ING [Logo]
                                    Reliastar Life Insurance Company of New York
                 P.O. Box 2700 West Chester, PA 19380-2700 Phone: (800) 366-0066
        Express Mail: ING ANNUITIES, 1475 Dunwoody Drive, West Chester, PA 19380
                   ING SMARTDESIGN VARIABLE ANNUITY- NEW YORK CUSTOMER DATA FORM

CONTRACT INFORMATION
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TYPE OF CONTRACT
NON-QUALIFIED

       __Regular        __1035 Exchange*

QUALIFIED
      A.__Initial       ___Transfer*      __Rollover*

      B.__IRA        __403(b)       __Roth IRA
        __IRA to Roth IRA           __SEP-IRA
        __Other __________________________

      C.__Individual         ___Custodial
        Tax Year for which contribution is being made _______________________ *Please attach required additional forms.

Option Package: (select one)
       __Option Package I
       __Option Package II**
       __Option Package III**

Death Benefit, withdrawal options and expenses will vary depending on the Option Package chosen. Please refer to your prospectus for further details on the Option Packages available under this contract.

Optional Benefits
      __SmartDesign Earnings Multiplier**


**Not available for Joint Owners

Read your prospectus for further details.

PRE-AUTHORIZED CHECKING, DOLLAR COST AVERAGING AND ACCOUNT REBALANCING ARE NOT PERMITTED INTO THE GET FUND.

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OWNER INFORMATION
OWNER           __Male    __Female

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Name:         SSN# or Tax ID:

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Permanent Address:

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City:           State:   Zip:

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Date of Birth:          EMail Address:

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Telephone: Home         Work


JOINT OWNER (Optional: Non-Qualified Only)  Available with Option Package I Only
                    ___Male    ___Female

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Name:              SSN# or Tax ID:

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Permanent Address:

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City:           State:   Zip:

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Date of Birth:          EMail Address:

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Telephone: Home         Work


__Check box to have a 2nd statement sent to address above.

ANNUITANT If other than owner (For Qualified contracts, the Annuitant must also be the owner; Note: annuitant may not be changed)

                      __Male    __Female

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Name:           SSN# or Tax ID:

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Permanent Address:

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City:           State:   Zip:

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Date of Birth:          EMail Address:

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Telephone: Home         Work

BENEFICIARY(IES) (Please refer to prospectus for details)
        Complete Legal Name   Relationship   Social Security No.    Percentage

Primary:
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Primary:__

Contingent:__
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Primary:__

Contingent:__
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PAYMENT INFORMATION

__Initial Payment: $______________ Make check payable to Reliastar Life
  Insurance Company of New York (RLNY)

__Estimated amount of transfer/1035 exchange $______________

__Pre-authorized Payment Plan - I authorize (1) RLNY to debit the account indicated on the enclosed check for the payment amount indicated on this form; and (2) the bank indicated on the enclosed check to pay RLNY and charge the account shown on the enclosed check for debits drawn and payable to RLNY as payments under this contract. (Attach check marked "VOID.") May not be available on this contract.

Preferred Debit Date: ____________________ any day prior to the 28th Amount:__Monthly $_________ Quarterly $_____
       __Semiannually $_____ Annually $______


RLNY-CDF-1088                      Page 1 of 3                 03/20/2002 122497
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ALLOCATION OF INITIAL PAYMENT
Variable Investment Options2
(Percentages must be in whole number)
________% AIM VI Dent Demographic Trends Fund2
________% AIM VI Growth Fund2
________% Alliance VP AllianceBernstein Value Portfolio2
________% Alliance VP Growth and Income Portfolio2
________% Alliance VP Premier Growth Portfolio2
________% Eagle Value Equity Series
________% Fidelity VIP Equity-Income Portfolio2
________% Fidelity VIP Growth Portfolio2
________% Fidelity VIP II Contra fund Portfolio2
________% ING GET Fund (when available)3
________% ING JP Morgan Mid Cap Value Portfolio
________% ING MFS Capital Opportunities Portfolio
________% ING MFS Global Growth Portfolio
________% ING Van Kampen Comstock Portfolio
________% ING VP Convertible Portfolio2
________% ING VP Growth & Income Portfolio
________% ING VP Index Plus LargeCap Portfolio2
________% ING VP Index Plus MidCap Portfolio2
________% ING VP Index Plus SmallCap Portfolio2
________% ING VP Large Cap Portfolio
________% ING VP MagnaCap Portfolio2
________% ING VP Value Opportunity Portfolio2
________% ING VP Worldwide Growth Portfolio
________% International Enhances EAFE Series
________% International Equity Series
________% INVESCO VIF Financial Services Fund
________% INVESCO VIF Health Sciences Fund
________% INVESCO VIF Leisure Fund
________% INVESCO VIF Utilities Fund
________% Janus Aspen Worldwide Growth Portfolio
________% Janus Growth and Income Series2
________% Jennison Portfolio2
________% JP Morgan Fleming Small Cap Equity Series
________% Liquid Asset Series
________% MFS Research Series
________% MFS Total Return Series
________% PIMCO Core Bond Series
________% PIMCO VI High Yield Bond Portfolio
________% Pioneer Fund VCT Portfolio2
________% Pioneer Small Company VCT Portfolio2
________% Prudential SP Jennison International Growth Portfolio2
________% Putnam VT Growth and Income Fund2
________% Putnam VT International Growth and Income Fund2
________% Putnam VT Voyager Fund II2
________% UBS Tactical Asset Allocation Portfolio2

Fixed Investment Options
________% Fixed Account 6-Month DCA Term
________% Fixed Account 1-Year DCA Term
________% Fixed Account 1-Year Term
________% Fixed Account 3-Year Term
________% Fixed Account 5-Year Term
________% Fixed Account 7-Year Term
________% Fixed Account 10-Year Term
____100_% Total

DOLLAR COST AVERAGING (DCA)1,2
__I elect DCA for a period of _______ months. DCA program will commence immediately following purchase payment. (6-12 mos. for the Fixed Interest Division (DCA Only).)

Transfer ________________ every __Month  __Quarter

Source Fund:
__Liquid Asset Division       __1 YR Fixed DCA       __6-Month Fixed DCA

To the following variable investment option(s):
(ENTER DOLLAR AMOUNT OR WHOLE PERCENTAGE AMOUNT.)
________ AIM VI Dent Demographic Trends Fund2
________ AIM VI Growth Fund2
________ Alliance VP AllianceBernstein Value Portfolio2
________ Alliance VP Growth and Income Portfolio2
________ Alliance VP Premier Growth Portfolio2
________ Eagle Value Equity Series
________ Fidelity VIP Equity-Income Portfolio2
________ Fidelity VIP Growth Portfolio2
________ Fidelity VIP II Contra fund Portfolio2
________ ING JP Morgan Mid Cap Value Portfolio
________ ING MFS Capital Opportunities Portfolio
________ ING MFS Global Growth Portfolio
________ ING Van Kampen Comstock Portfolio
________ ING VP Convertible Portfolio2
________ ING VP Growth & Income Portfolio
________ ING VP Index Plus LargeCap Portfolio2
________ ING VP Index Plus MidCap Portfolio2
________ ING VP Index Plus SmallCap Portfolio2
________ ING VP Large Cap Portfolio
________ ING VP MagnaCap Portfolio2
________ ING VP Value Opportunity Portfolio2
________ ING VP Worldwide Growth Portfolio
________ International Enhances EAFE Series
________ International Equity Series
________ INVESCO VIF Financial Services Fund
________ INVESCO VIF Health Sciences Fund
________ INVESCO VIF Leisure Fund
________ INVESCO VIF Utilities Fund
________ Janus Aspen Worldwide Growth Portfolio
________ Janus Growth and Income Series2
________ Jennison Portfolio2
________ JP Morgan Fleming Small Cap Equity Series
________ Liquid Asset Series
________ MFS Research Series
________ MFS Total Return Series
________ PIMCO Core Bond Series
________ PIMCO VI High Yield Bond Portfolio
________ Pioneer Fund VCT Portfolio2
________ Pioneer Small Company VCT Portfolio2
________ Prudential SP Jennison International Growth Portfolio2
________ Putnam VT Growth and Income Fund2
________ Putnam VT International Growth and Income Fund2
________ Putnam VT Voyager Fund II2
________ UBS Tactical Asset Allocation Portfolio2

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1 DCA does not ensure a profit or guarantee  against loss in a declining market.
2 The shares of these portfolios are subject to distribution and/or service (12b-1) fees
3 Because each series of the GET Fund is a limited time offering, please note that any initial or subsequent deposits received for the GET Fund will be allocated to the series that is then available. If no series is available, your deposit will be allocated to the Liquid Asset Series, unless otherwise specified.

RLNY-CDF-1088                      Page 2 of 3                 03/20/2002 122497
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ACCOUNT REBALANCING PROGRAM
__I elect the Account Rebalancing Program. (check one)
__Quarterly       __Semiannually    __Annually

With this program, amounts in the variable investment options are reallocated, as frequently as you elect above, to reflect the percentages indicated on this form. May not use DCA concurrently. ACCOUNT REBALANCING PROGRAM IS NOT PERMITTED INTO THE GET FUND.
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SYSTEMATIC WITHDRAWAL OPTION

Amount (per year): $______________ or ______________% (up to a maximum of 10%
                                                       per account year)
Frequency:       Monthly         Quarterly       Annually
Start date: ____________________ (mo/yr) on the  15th or  28th

  Electronically deposit my payments to: Account # ____________________________ Bank Routing # ______________________________ (Please attach VOIDED check.)

Federal law requires that 10% must be withheld from taxable distributions unless you elect not to have taxes withheld. You may be subject to tax penalties if your payments of estimated tax and withholding are not adequate.
  __I do not wish to have taxes withheld

RLNY offers other Systematic Distribution Options. Please refer to the Systematic Distribution Options form.

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SPECIAL REMARKS



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DISCLOSURES AND SIGNATURES
Please read the following statements carefully and sign below:

*By signing below, I acknowledge receipt of the Prospectus. I understand that this contract's cash surrender value 1) when based on the investment experience of a variable investment option may increase or decrease on any day and that no minimum value is guaranteed, and 2) when based on the Fixed Account, may be subject to a Market Value Adjustment, the operation of which may cause the values to increase or decrease. This contract is consistent with my anticipated financial needs.

*I certify that, to the best of my knowledge and belief, all statements and answers in this application are complete and true and may be relied upon in determining whether to issue the contract.

*I understand that this contract and the underlying Series shares or securities which fund this contracts and policies are not insured by the FDIC or any other agency. They are not deposits or other obligations of any bank and are not bank guaranteed. I also understand that they are subject to market fluctuation, investment risk and possible loss of principal invested.

*My  signature   certifies,   under  penalty  of  perjury,   that  the  taxpayer
identification number provided is correct. I am not subject to backup withholding because: I am exempt; or I have not been notified that I am subject to backup withholdings resulting from failure to report all interest dividends; or I have been notified that I am no longer subject to backup withholding. (Strike out the preceding sentence if subject to backup withholding.) The IRS does not require my consent to any provision of this document other than the certifications required to avoid backup withholding.


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Signature of Owner      Signed at (City, State) Date


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Signature of Joint Owner (If applicable)        Signed at (City, State) Date


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Signature of Annuitant (If other than owner)    Signed at (City, State) Date


FOR AGENT USE ONLY
        Do you have reason to believe that the contract applied for will replace any existing annuity or life insurance coverage?
        __Yes  (If yes, submit required replacement forms.)  __No

        COMMISSION ALTERNATIVE(select one-please verify with your broker/dealer that the option you select is available):
        __A       __B       __C        Client's Account Number: ________________


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        Agent Signature           Print Agent Name            Agent Phone Number


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        Social Security #   License#/Broker -Code           Broker/Dealer/Branch


RLNY-CDF-1088                      Page 3 of 3                 03/20/2002 122497
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